LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Lara Recktenwald and John Rippy, as the undersigned’s true and lawful agent and attorney-in-fact, with full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting, to:

(1)

execute for, in the name and on behalf of the undersigned, in the undersigned’s capacity as director of Republic Bancorp, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder;

(2)

undertake and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4, or 5 or any amendment or amendments thereto, and timely file such form(s) or amendment(s) with the United States Securities and Exchange Commission and, if applicable, any stock exchange or similar authority; and

(3)

take any other action of any nature whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be in the best interest of or legally required of the undersigned.

The undersigned hereby grants to such attorney-in-fact the full power and authority to do and perform any and every act whatsoever which is requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, to the full extent the undersigned might or could do or perform if personally present, with full power of substitution in the premises.

The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and that the foregoing attorney-in-fact may refrain from acting under this Power of Attorney in his discretion without liability to the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of January, 2024.

/s/Kevin Sipes

Signature

Kevin Sipes

Print Name

STATE OF KENTUCKY

)

: SS

COUNTY OF JEFFERSON

)

The foregoing instrument was subscribed, sworn to and acknowledged before me this 30th day of January, 2024.

My commission expires: July 16, 2024

/s/ Jennifer M Stanfield

Notary Public